Exhibit 3.2
INTELLIGROUP, INC.
BYLAWS
ARTICLE I
Offices
     Section 1.1. Location of Registered Office. The registered office of Intelligroup, Inc. (the “Corporation”) shall be Corporation Service Company, 830 Bear Tavern Road, West Trenton, New Jersey 08628, as the same may from time to time be designated by the board of directors of the Corporation (the “Board of Directors”) in the company’s annual report or by filing an amendment with the New Jersey Department of the Treasury.
     Section 1.2. Other Offices. The Corporation may also have offices at such other places, both within and outside the State of New Jersey, as may from time to time be designated by the Board of Directors.
ARTICLE II
Books
     Section 2.1. The books and records of the Corporation may be kept (except as otherwise provided by the laws of the State of New Jersey) inside or outside of the State of New Jersey and at such place or places as may from time to time be designated by the Board of Directors.
ARTICLE III
Shareholders
     Section 3.1. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors of the Corporation (the “Directors”) to the Board of Directors and the transaction of such other business as may properly come before said meeting shall be held at the principal business office of the Corporation or at such other place or places either within or outside the State of New Jersey as may be designated by the Board of Directors and stated in the notice of the meeting.
     Section 3.2. Notice of Meetings; Waiver of Notice. Written notice of the place designated for the annual meeting of the shareholders of the Corporation shall be delivered personally or mailed to each shareholder entitled to vote thereat not less than ten (10) and not more than sixty (60) days prior to said meeting, but at any meeting at which all shareholders shall be present, or of which all shareholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. If mailed, said notice shall be directed to each shareholder at his address as the same appears on the stock ledger of the Corporation unless he shall have filed with the secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     Section 3.3. Special Meetings. Special meetings of the shareholders of the Corporation shall be held whenever called in the manner required by the laws of the State of New Jersey for purposes as to which there are special statutory provisions, and for other purposes whenever called by resolution of the Board of Directors, or by the chairman of the Board of Directors (the “Chairman”), the chief executive officer of the Corporation (the “Chief Executive Officer”), the president of the Corporation (the “President”), or by the holders of a majority of the outstanding shares of capital stock of the Corporation the holders of which are entitled to vote on matters that are to be voted on at such meeting. Any such special meeting of shareholders may be held at the principal business office of the Corporation or at such other place or places, either within or without the State of New Jersey, as may be specified in the notice thereof. Business transacted at any special meeting of shareholders of the Corporation shall be limited to the purposes stated in the notice thereof.
          Except as otherwise expressly required by the laws of the State of New Jersey, written notice of each special meeting, stating the day, hour and place, and in general terms the business to be transacted thereat, shall be delivered personally or mailed to each shareholder entitled to vote thereat not less than ten (10) days and not more than sixty (60) days before the meeting. If mailed, said notice shall be directed to each shareholder at his address as the same appears on the stock ledger of the Corporation unless he shall have filed with the secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in said request. At any special meeting at which all shareholders shall be present, or of which all shareholders not present have waived notice in writing, the giving of notice as above described may be dispensed with.
     Section 3.4. List of Shareholders. The secretary of the Corporation (or such other officer of the Corporation as the Board of Directors shall direct) who shall have charge of the stock ledger of the Corporation (or such other officer of the Corporation as the Board of Directors shall direct) shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.
     Section 3.5. Quorum. At any meeting of the shareholders of the Corporation, except as otherwise expressly provided by the laws of the State of New Jersey, the certificate of incorporation (as may be amended from time to time, the “Certificate”) or these Bylaws, there must be present, either in person or by proxy, in order to constitute a quorum, shareholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at said meeting. At any meeting of shareholders at which a quorum is not present, the holders of, or proxies for, a majority of the stock which is represented at such meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
     Section 3.6. Organization. The Chairman, or in his absence the President, shall call to order meetings of the shareholders and shall act as chairman of such meetings. The Board of Directors or the shareholders may appoint any shareholder or any other Director or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman and the President. The secretary shall act as secretary of all meetings of the shareholders, but in the absence of the secretary the presiding officer may appoint any other person to act as secretary of any meeting.
     Section 3.7. Voting. Except as otherwise provided in the Certificate or these Bylaws, each shareholder of record of the Corporation shall, at every meeting of the shareholders of the Corporation, be entitled to one (1) vote for each share of stock standing in his, her or its name on the books of the Corporation on any matter on which he is entitled to vote, and such votes may be cast either in person or by proxy, appointed by an instrument in writing, subscribed by such shareholder or by his duly authorized attorney, and filed with the secretary before being voted on, but no proxy shall be voted after three (3) years from its date, unless said proxy provides for a longer period. If the Certificate provides for more or less than one (1) vote for any share of capital stock of the Corporation, on any matter, then any and every reference in these Bylaws to a majority or other proportion of capital stock shall refer to such majority or other proportion of the votes of such stock.
          The vote on all elections of Directors and on any other questions before the meeting need not be by ballot, except upon demand of any shareholder. When a quorum is present at any meeting of the shareholders of the Corporation, the vote of the holders of a majority of the capital stock entitled to vote at such meeting and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, under any provision of the laws of the State of New Jersey or of the Certificate, a different vote is required in which case such provision shall govern and control the decision of such question.
     Section 3.8. Consent. Except as otherwise provided by the Certificate, whenever the vote of the shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the laws of the State of New Jersey or of the Certificate, such corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented thereto in writing.
     Section 3.9. Inspectors. In advance of any meeting of the shareholders, if the Board of Directors so directs or if the shareholders consent in writing, one or more inspectors shall be appointed. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. At the request of the officer presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question, or matter determined by such inspector or inspectors. Each inspector, if any, before entering upon the discharge of duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability.
ARTICLE IV
Directors
     Section 4.1. Number, Election and Term of Office. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of Directors which shall constitute the whole Board shall be not less than one (1). Within such limits, the number of Directors may be fixed from time to time by vote of the shareholders or of the Board of Directors, at any regular or special meeting, subject to the provisions of the Certificate. Directors need not be shareholders. Directors shall be elected at the annual meeting of the shareholders of the Corporation, except as provided in Section 4.4 of this Article, to serve until the next annual meeting of shareholders and until their respective successors are duly elected and have qualified.
          In addition to the powers by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation as are not by the laws of the State of New Jersey, the Certificate or these Bylaws required to be exercised or done by the shareholders.
     Section 4.2. Executive Committee and Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members. To the extent provided in such resolution or in the Certificate or in the Bylaws, and to the extent permitted by the laws of the State of New Jersey, each such committee shall have and may exercise all the authority of the Board.
     Section 4.3. Vacancies and Newly Created Directorships. Except as hereinafter provided, any vacancy in the office of a Director occurring for any reason other than the removal of a Director pursuant to Section 4.4 of this Article, and any newly created Directorship resulting from any increase in the authorized number of Directors, may be filled by a majority of the Directors then in office or by a sole remaining Director. In the event that any vacancy in the office of a Director occurs as a result of the removal of a Director pursuant to Section 4.4 of this Article, or in the event that vacancies occur for any reason contemporaneously in the offices of all of the Directors, such vacancy or vacancies shall be filled by the shareholders of the Corporation at a meeting of shareholders called for the purpose. Directors chosen or elected as aforesaid shall hold office until the next annual meeting of shareholders and until their respective successors are duly elected and have qualified.
     Section 4.4. Removals. At any meeting of shareholders of the Corporation called for the purpose, the holders of a majority of the shares of capital stock of the Corporation entitled to vote at such meeting may remove from office, with or without cause, any or all of the Directors.
     Section 4.5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or outside the State of New Jersey, as shall from time to time be determined by resolution of the Board.
     Section 4.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the President or any two Directors on notice given to each Director, and such meetings shall be held at the principal business office of the Corporation or at such other place or places, either within or outside the State of New Jersey, as shall be specified in the notices thereof.
     Section 4.7. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after each annual election of Directors and on the same day, at the same place at which regular meetings of the Board of Directors are held, or at such other time and place as may be provided by resolution of the Board of Directors. Such meeting may be held at any other time or place which shall be specified in a notice given, as hereinafter provided, for special meetings of the Board of Directors.
     Section 4.8. Notice. Notice of any meeting of the Board of Directors requiring notice shall be given to each Director by mailing the same at least seventy two (72) hours, or by telephone, facsimile or email at least twelve (12) hours, before the time fixed for the meeting. Attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except when such Director attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened.
     Section 4.9. Quorum. At all meetings of the Board of Directors, the presence of one half or more of the Directors constituting the Board of Directors (but in no event less than two Directors unless the Corporation only has one (1) Director) shall constitute a quorum for the transaction of business. Except as may be otherwise specifically provided by the laws of the State of New Jersey, the Certificate or these Bylaws, the affirmative vote of a majority of the Directors, present at the time of such vote shall be the act of the Board of Directors if a quorum is present. If a quorum shall not be present at any meeting of the Board of Directors the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Chairman shall call to order meetings of the Directors and shall act as chairman of such meetings.
     Section 4.10. Consent. Unless otherwise restricted by the Certificate or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 4.11. Telephonic Meetings. Unless otherwise restricted by the Certificate or these Bylaws, members of the Board of Directors may participate in a meeting of the board by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this Section 4.11 shall constitute presence in person at such meeting.
     Section 4.12. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 4.13. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman, the President or the secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
ARTICLE V
Officers
     Section 5.1. Number, Election and Term of Office. The officers of the Corporation may include a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary, and may, at the discretion of the Board of Directors include any other officers. The officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of the shareholders, and shall hold their respective offices until their successors are duly elected and have qualified. Any number of offices may be held by the same person. The Board of Directors may from time to time appoint such other officers and agents as the interest of the Corporation may require and may fix their duties and terms of office.
     Section 5.2. Chairman. The Chairman, when present, shall preside at all meetings of the shareholders and of the Board of Directors and shall have such other powers and perform such other duties as the Board of Directors may prescribe from time to time.
     Section 5.3. Chief Executive Officer. Subject to the authority of the Board of Directors, the Chief Executive Officer shall have general supervision and control of the Corporation’s business and shall exercise the powers and authority and perform the duties commonly incident to his office and shall, in the absence of the Chairman, preside at all meetings of the shareholders and of the Board of Directors if he is a Director, and shall perform such duties as the Board of Directors shall specify from time to time.
     Section 5.4. President. The President shall perform such duties as may be assigned to him from time to time by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President may, unless otherwise determined by the Board of Directors, exercise the powers and perform the duties pertaining to the office of Chief Executive Officer.

     Section 5.5. Vice President(s). The vice president or vice presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors, the Chief Executive Officer or the President.
     Section 5.6. Treasurer. The treasurer of the Corporation (the “Treasurer”) shall have charge and custody of and be responsible for all funds and securities of the Corporation, shall keep or cause to be kept regular books of account for the Corporation and shall perform such other duties and possess such other powers as are incident to the office of treasurer, or as shall be assigned to him by the Chief Executive Officer, the President or the Board of Directors.
     Section 5.7. Assistant Treasurer(s). During the absence or disability of the Treasurer, the assistant treasurer, if one is elected, or if there are more than one, the one so designated by the Treasurer, the Chief Executive Officer, the President or the Board of Directors, shall have all the powers and functions of the Treasurer.
     Section 5.8. Secretary. The secretary of the Corporation (the “Secretary”) shall cause notices of all meetings to be served as prescribed in these Bylaws or by statute, shall keep or cause to be kept the minutes of all meetings of the shareholders and of the Board of Directors, shall have charge of the corporate records and seal of the Corporation and shall keep a register of the post office address of each shareholder which shall be furnished to him by such shareholder. He shall perform such other duties and possess such other powers as are incident to the office of secretary or as are assigned by the Chief Executive Officer, the President or the Board of Directors.
     Section 5.9. Assistant Secretaries. During the absence or disability of the Secretary, the assistant secretary, if one is elected, or if there are more than one, the one so designated by the Secretary, the Chief Executive Officer, the President or the Board of Directors, shall have all the powers and functions of the Secretary.
     Section 5.10. Transfer of Duties. The Board of Directors in its absolute discretion may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of these Bylaws, except as otherwise provided by the laws of the State of New Jersey.
     Section 5.11. Vacancies. If the office of any officer becomes vacant for any reason, the Board of Directors may choose a successor to hold office for the unexpired term of such officer.
     Section 5.12. Removals. At any meeting of the Board of Directors called for the purpose, any officer of the Corporation may be removed from office, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.
     Section 5.13. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the Board of Directors.
     Section 5.14. Resignations. Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
ARTICLE VI
Contracts, Checks and Notes
     Section 6.1. Contracts. Unless the Board of Directors shall otherwise specifically direct, all contracts of the Corporation shall be executed in the name of the Corporation by the Chief Executive Officer or the President or a vice president of the Corporation.
     Section 6.2. Checks and Notes. All checks, drafts, bills of exchange and promissory notes and other negotiable instruments of the Corporation shall be signed by the Chief Executive Officer or the President or any vice president of the Corporation or such officers or agents of the Corporation as may be designated by the Board of Directors.
ARTICLE VII
Stocks
     Section 7.1. Certificates of Stock. The certificates for shares of the stock of the Corporation shall be in such form, not inconsistent with the Certificate, as shall be prepared or approved by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman, the Chief Executive Officer, the President or a vice president, and by the Treasurer or an assistant treasurer or the Secretary or an Assistant Secretary certifying the number of shares owned by him and the date of issue; and no certificate shall be valid unless so signed. All certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates surrendered to the Corporation shall be cancelled and, except in the cases of lost or destroyed certificates, no new certificates shall be issued until the former certificates for the same number of shares of the same class of stock shall have been surrendered and cancelled.
     Section 7.2. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
ARTICLE VIII
Registered Shareholders
     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of New Jersey.
ARTICLE IX
Lost Certificates
     Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of the fact and advertise the same in such manner as the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in a sum sufficient, in the opinion of the Board of Directors, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the Directors, it is proper so to do.
ARTICLE X
Fixing of Record Date
     In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
ARTICLE XI
Dividends
     Subject to the relevant provisions of the Certificate, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XII
Waiver of Notice
     Whenever any notice whatever is required to be given by statute or under the provisions of the Certificate or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent thereto.
ARTICLE XIII
Seal
     The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the year of its organization, and shall otherwise be in such form as the Board shall prescribe.
ARTICLE XIV
Fiscal Year
     The fiscal year of the Corporation shall end on the last day of December in each year or such other day as the Board of Directors may determine by resolution.
ARTICLE XV
Amendments
     Subject to the provisions of the Certificate, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the shareholders or by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors.
ARTICLE XVI
Indemnification and Insurance
     Section 16.1. Indemnification. Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director or officer of another Corporation, or as a representative in another enterprise, shall be indemnified and held harmless to the fullest extent permissible under and pursuant to any procedure specified in the New Jersey Business Corporation Act, as amended from time to time, against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract that may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any agreement, vote of shareholders, provision of law or otherwise, as well as their rights hereunder.

     Section 16.2. Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.